
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in federally tax-exempt revenue bonds, which financed construction and/or ownership of multi-family residential properties. In accordance with industry practice, its balance sheet is unclassified. For full informaiton, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                         752,162
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,892,162<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   8,807,746<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 8,892,162<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            35,094,837<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               153,357
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             34,941,480
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         34,941,480
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                34,941,480
<EPS-PRIMARY>                                     4.69<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include escrowed funds of $8,140,000.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $84,416.
<F4>Total revenue includes interest income of $856,029, gain on sale of assets of $34,483,204 and equity in losses of property-owning investees of $244,396.
<F5>Represents net income per Assigned Benefit Certificate.

